Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-201746 on Form F-3 of our reports dated February 29, 2016, relating to the consolidated financial statements of MUFG Americas Holdings Corporation and subsidiaries (the "Company") and the effectiveness of the Company's internal control over financial reporting, appearing in the Annual Report on Form 10-K of MUFG Americas Holdings Corporation for the year ended December 31, 2015.

/s/ DELOITTE & TOUCHE LLP
San Francisco, California
February 29, 2016